For Immediate Release
                                                                                    April 25, 2005

GIBRALTAR REPORTS FIRST-QUARTER SALES AND EARNINGS
 First-Quarter Sales of $274 Million Up 34%, Earnings Per Share Grew by 13% to $.36

            BUFFALO, NEW YORK (April 25, 2005) - Gibraltar Industries, Inc. (Nasdaq: ROCK) today reported record sales and earnings for the quarter ended March 31, 2005.

            Sales from continuing operations in the first quarter of 2005 were $274 million, an increase of approximately 34 percent from $205 million in the first quarter of 2004.  Net income from continuing operations of $10.6 million in the quarter ended March 31, 2005 increased by approximately 15 percent from $9.3 million in the first quarter of 2004.

            Earnings per share from continuing operations in the first quarter of 2005 were $.36, at the upper end of the range Gibraltar provided on February 14, and increased by approximately 13 percent compared to $.32 per share in the first quarter of 2004.

            As a result of the sale of the Company's Milcor subsidiary on January 27, 2005, the results of operations for Milcor have been reclassified as discontinued operations in the Company's income statements for all periods.

            "We were able to generate strong first-quarter sales and earnings with sequential improvement in our margins from the fourth quarter to the first quarter and expect to have a continuation of that trend in the second quarter as we move into the seasonally strongest time for our business," said Brian J. Lipke, Gibraltar's Chairman and Chief Executive Officer.

            "While Gibraltar will continue to pursue opportunities to strategically grow and strengthen its business - of both our existing operations and via acquisitions, joint ventures, and strategic alliances - we are simultaneously intensifying our focus on improving our operational performance, including consolidating our supply chain function, improving our distribution and logistics, and moving to shared services with a number of functions," said Mr. Lipke.

            Looking ahead, Mr. Lipke said that, barring a significant change in business conditions, Gibraltar expects its second-quarter earnings per share from continuing operations will be in the range of $.54 to $.57, compared to $.52 in the second quarter of 2004.

Gibraltar Industries is a leading manufacturer, processor, and distributor of metals and other engineered materials for the building products, vehicular, and other industrial markets. The Company serves a large number of customers in a variety of industries in all 50 states, Canada, Mexico, Europe, Asia, and Central and South America. It has approximately 3,600 employees and operates 73 facilities in 26 states, Canada, and Mexico.

Information contained in this release, other than historical information, should be considered forward-looking, and may be subject to a number of risk factors, including: general economic conditions, the impact of the availability and the effects of changing raw material prices on the Company's results of operations; the ability to pass through cost increases to customers; changing demand for the Company's products and services; risks associated with the integration of acquisitions; and changes in interest or tax rates.

 Gibraltar will review its first-quarter results and discuss its outlook for the second quarter during its quarterly conference call, which will be held at 1 p.m. Eastern Time on April 26. Details of the call can be found on Gibraltar's web site, at www.gibraltar1.com.

 CONTACT: Kenneth P. Houseknecht, Vice President of Communications and Investor Relations, at 716/826-6500, ext. 3229, or khouseknecht@gibraltar1.com.

 Gibraltar's news releases, along with comprehensive information about the Company, are available on the Internet, at www.gibraltar1.com.

GIBRALTAR INDUSTRIES, INC. Financial Highlights (in thousands, except per share data)
	Three Months Ended
	March 31, 2005	March 31, 2004
Net sales	$273,581	$204,607
Net income from continuing operations	$10,622	$9,259
Net income per share from continuing operations - Basic	$.36	$.32
Weighted average shares outstanding - Basic	29,571	29,134
Net income per share from continuing operations - Diluted	$.36	$.32
Weighted average shares outstanding - Diluted	29,775	29,358

GIBRALTAR INDUSTRIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	March 31, December 31,
	2005	2004
	(unaudited)	(audited)
Assets

Current assets:
Cash and cash equivalents	$6,843	$10,892
Accounts receivable	171,969	146,021
Inventories	230,192	207,215
Other current assets	15,265	15,479
Total current assets	424,269	379,607

Property, plant and equipment, net	256,776	269,019
Goodwill	268,598	285,927
Investments in partnerships	8,312	8,211
Other assets	13,554	14,937
	$971,509	$957,701

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$70,936	$70,775
Accrued expenses	48,502	51,885
Current maturities of long-term debt	8,859	8,858
Current maturities of related party debt	5,833	5,834
Total current liabilities	134,130	137,352

Long-term debt	297,197	283,681
Long-term related party debt	5,833	11,666
Deferred income taxes	65,852	66,485
Other non-current liabilities	4,919	4,774
Shareholders' equity:
Preferred stock, $.01 par value; authorized: 10,000,000 shares; none outstanding	-	-
Common stock, $.01 par value; authorized 50,000,000 shares; issued 29,701,280 and 29,665,780 shares in 2005 and 2004, respectively	297	297
Additional paid-in capital	210,238	209,765
Retained earnings	251,846	242,585
Unearned compensation	(533)	(572)
Accumulated other comprehensive loss	1,730	1,668
	463,578	453,743
Less: cost of 40,500 common shares held in treasury in 2005 and 2004	-	-
Total shareholders' equity	463,578	453,743
	$971,509	$957,701

GIBRALTAR INDUSTRIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per share date)
	Three Months Ended March 31,
	2005	2004
	(unaudited)	(unaudited)
Net sales	$273,581	$204,607

Cost of sales	223,449	163,194

Gross profit	50,132	41,413

Selling, general and administrative expense	29,236	23,599

Income from operations	20,896	17,814

Other (income) expense:
Equity in partnerships' income Interest expense	(444) 3,928	(540) 3,050
Total other expense	3,484	2,510

Income before taxes	17,412	15,304

Provision for income taxes	6,790	6,045

Net income from continuing operations	10,622	9,259

Discontinued operations:
Income from discontinued operations Income tax expense	204 80	142 56
Net income from discontinued operations	124	86

Net income	$10,746	$9,345

Net income per share - Basic:
Income from continuing operations Income from discontinued operations	$.36 .00	$.32 .00
Net Income	$.36	$.32

Weighted average shares outstanding - Basic	29,571	29,134

Net income per share - Diluted:
Income from continuing operations Income from discontinued operations	$.36 .00	$.32 .00
Net Income	$.36	$.32

Weighted average shares outstanding - Diluted	29,775	29,358

GIBRALTAR INDUSTRIES, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three Months Ended March 31,
	2005	2004
	(unaudited)	(unaudited)

Cash flows from operating activities
Net income	$10,746	$9,345
Net income from discontinued operations	124	86
Net income from continuing operations	10,622	9,259
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	6,473	5,789
Provision for deferred income taxes	(1,691)	1,113
Equity in partnerships' income	(444)	(540)
Distributions from partnerships	343	16
Unearned compensation, net of restricted stock forfeitures	51	7
Other noncash adjustments	-	(27)
Increase (decrease) in cash resulting from changes
in (net of acquisitions):
Accounts receivable	(32,835)	(30,749)
Inventories	(29,244)	(2,693)
Other current assets	678	(964)
Accounts payable and accrued expenses	(1,220)	11,610
Other assets	(800)	(397)

Net cash used in continuing operations	(48,067)	(7,576)
Net cash provided by (used in) discontinued operations	194	(2,572)
Net cash used in operating activities	(47,873)	(10,148)

Cash flows from investing activities
Acquisitions, net of cash acquired	-	(7,135)
Purchases of property, plant and equipment	(6,075)	(5,200)
Net proceeds from sale of property and equipment	255	295

Net cash used in investing activities for continuing operations	(5,820)	(12,040)
Net cash provided by (used in) investing activities for discontinued operations	42,973	(255)
Net cash provided by (used in) investing activities	37,153	(12,295)

Cash flows from financing activities
Long-term debt reduction	-	(9,659)
Proceeds from long-term debt	7,683	2,656
Net proceeds from issuance of common stock	473	6,720
Payment of dividends	(1,485)	(869)

Net cash provided by (used in) financing activities	6,671	(1,152)

Net decrease in cash and cash equivalents	(4,049)	(23,595)

Cash and cash equivalents at beginning of year	10,892	29,019

Cash and cash equivalents at end of period	$6,843	$5,424

GIBRALTAR INDUSTRIES, INC. Segment Information (in thousands)
	Three Months Ended March 31,
			Increase (Decrease)
	2005	2004	$	%
	(unaudited)	(unaudited)

Net Sales
Processed metal products	$127,612	$77,166	$50,446	65.4%
Building products	119,172	101,935	17,237	16.9%
Thermal processing	26,797	25,506	1,291	5.1%

Total Sales	$273,581	$204,607	$68,974	33.7%

Income from Operations
Processed metal products	$14,023	$8,027	$5,996	74.7%
Building products	10,504	10,396	108	1.0%
Thermal processing	3,405	3,948	(543)	(13.8)%
Corporate	(7,036)	(4,557)	(2,479)	54.4%

Total Operating Income	$20,896	$17,814	$3,082	17.3%

Operating Margin
Processed metal products	11.0%	10.4%
Building products	8.8%	10.2%
Thermal processing	12.7%	15.5%